Versão de Assinatura // Execution Version

CONTRATO DE COMPRA E VENDA DE DIREITOS MINERÁRIOS	MINERAL RIGHTS PURCHASE AGREEMENT

Este Contrato de Compra e Venda de Direitos Minerários ("Contrato") é celebrado neste 19 dia de maio de 2022 por e entre:	This Mineral Rights Purchase Agreement ("Agreement") is entered into on this 19 day of May 2022 by and between:

(a)  G4  ESMERALDA  LTDA., sociedade constituída e existente de acordo com as leis do Brasil, com sede em Rua Simão Lacerda, No. 821, Saramenha, Ouro Preto, Minas Gerais, Brasil, inscrita no                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                              ("Vendedora"); e

(a) G4 ESMERALDA LTDA., a company incorporated and existing according to the laws of Brazil, with registered offices at Rua Simão Lacerda, No. 821, Saramenha, Ouro Preto, Minas Gerais, Brazil, enrolled with
                                                                                                                                                                                                                                                                                                                                                                                                                         ("Seller"); and

(b) ENERGY FUELS INC., uma sociedade constituída e existente de acordo com as leis da Província de Ontario, com sede em 82 Richmond Street East, Suite #308, Toronto, Ontario, M5C 1P1, Canadá, neste ato devidamente representada na forma de seus documentos societários ("Compradora");

(b) ENERGY FUELS INC., an Ontario corporation with registered offices at 82 Richmond Street East, Suite #308, Toronto, Ontario, M5C 1P1, Canada, herein represented pursuant to its corporate documents ("Purchaser");

Doravante denominadas individualmente "Parte" e, coletivamente, as "Partes".	Hereinafter individually referred to as "Party" and, jointly, as "Parties".
CONSIDERANDO QUE:	WHEREAS:

(1) o Vendedor é o único e legítimo  titular dos direitos minerários representados pelos processos administrativos da Agência Nacional de Mineração ("ANM") constantes do Anexo I ao presente Contrato ("Direitos Minerários");

(1) The Seller is the only  and  legitimate holder of the mineral rights represented by the National Mining Agency ("ANM") administrative proceedings listed in Schedule I attached to this Agreement and incorporated herein ("Mineral Rights");

(2)  A Compradora realizou uma visita de campo preliminar na área dos Direitos Minerários em outubro de 2021, oportunidade na qual amostras de materiais foram disponibilizadas pelo Vendedor à Compradora;

(2) The Purchaser conducted a preliminary site visit at the Mineral Rights area in October 2021, when the Seller made available to Purchaser some samples;
(3) Após a visita de campo, o Vendedor disponibilizou à Compradora algumas informações técnicas preliminares sobre os Direitos Minerários;	(3) Following the site visit, Seller has disclosed to Purchaser certain preliminary technical information on the Mineral Rights;

(4) Sendo assim, a Compradora, por qualquer pessoa jurídica constituída sob as leis do Brasil por ela indicada como afiliada ("Afiliada"), tem interesse em adquirir os Direitos Minerários do Vendedor, condicionado à avaliação do potencial mineral e do acesso às áreas dos Direitos Minerários e, conforme detalhado neste Contrato, à realização de auditoria técnica e jurídica e de determinados estudos técnicos relativos aos Direitos Minerários.

(4)  Therefore,  the  Purchaser,  through any legal entity incorporated under the laws of Brazil designated by it as an affiliate ("Affiliate"), is interested in acquiring the Seller's Mineral Rights, conditional upon the Purchaser's assessment of the mineral potential and access to the Mineral Rights areas and, as detailed in this Agreement, to carry out technical and legal audits and certain technical studies related to the Mineral Rights.

ISTO POSTO, em contraprestação às avenças e promessas mútuas estabelecidas neste instrumento, e considerando a válida e suficiente contraprestação, cujo recebimento é reconhecido por este ato, as Partes têm entre si justo e acordado o seguinte:

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

I. COMPRA E VENDA DE DIREITOS MINERÁRIOS	I. PURCHASE AND SALE OF MINERAL RIGHTS

1.1. A Vendedora, em seu  próprio  nome e em nome de seus sucessores, de forma irrevogável e irretratável, concorda em vender e a Compradora, de forma irrevogável e irretratável, concorda em comprar os Direitos Minerários, conforme termos e condições previstos neste Contrato.

1.1. The Seller, on its own and on behalf of its successors and assigns, in an irrevocable and irreversible basis, agrees to sell and the Purchaser, in an irrevocable and irreversible basis agrees to purchase the Mineral Rights, under the terms and conditions provided for in this Agreement.

II. DILIGÊNCIA PARA AVALIAÇÃO DOS DIREITOS MINERÁRIOS	II. DUE DILIGENCE FOR EVALUATION OF MINERAL RIGHTS

2.1. A conclusão da aquisição dos Direitos Minerários está sujeita à execução, pela Compradora, de avaliações e investigações de auditoria técnica e jurídica, para avaliar os Direitos Minerários, ficando sujeita à satisfação da Compradora, a seu exclusivo critério, com os resultados das referidas avaliações e investigações, as quais poderão compreender, mas não se limitarão, às seguintes atividades (conjuntamente, a "Diligência"):

2.1. Completion of the acquisition of  the Mineral Rights is subject to performance, by Purchaser of legal and technical due diligence evaluations and investigations to evaluate the Mineral Rights, which shall be subject to Purchaser's satisfaction with such investigations and evaluations in its sole judgment, which may include but are not limited to the following (collectively the "Due Diligence"):

(i) Avaliação de todos os arquivos, registros e informações pertinentes contidos nas bases de dados da ANM, incluindo, entre outros, a análise dos correspondentes              processos administrativos da ANM referentes aos Direitos Minerários (coletivamente, "Registros Pertinentes"), para determinar a titularidade, situação, direitos e participações detidos pelo Vendedor nos Direitos Minerários.

(i) Evaluation of all pertinent files, records and information contained in ANM's databases, including without limitation the analysis of the relevant and pertinent ANM administrative proceedings regarding the Mineral Rights (collectively "Pertinent Records") to determine all rights, title and ownership interest held by Seller in and to the Mineral Rights.

(ii)    Conclusão pela ou por orientação da Compradora de um plano de amostragem dupla, compreendendo de 5 a  50  furos  ou  amostras  por  Direito Minerário,    usando    um    trado    de perfuração manual ou método similar, bem como de outros trabalhos que permitam a avaliação, pela Compradora, da compatibilidade do material com a planta de separação da Compradora, localizada nos Estados Unidos;

(ii)    Completion by or at the direction of Purchaser of a twin sampling program consisting of 5 to 50 holes or samples per  Mineral  Right  using  a  hand  soil augur or similar method, as well as  any other additional works that will allow the Purchaser to evaluate the amenability of the material for processing and separation in Purchaser's processing and separation facility in the United States;

(iii) Conclusão de todas e quaisquer investigações de auditoria de maneira satisfatória pela Compradora, a seu exclusivo critério;	(iii) Completion of any and all due diligence evaluations and investigations to the satisfaction of Purchaser in its sole judgment;
(iv) Recebimento de todas as autorizações e aprovações governamentais exigidas para a aquisição e cessão dos Direitos Minerários à Compradora ou à sua Afiliada;	(iv) Receipt of all regulatory, government and other approvals and consents, required for the purchase and transfer of the Mineral Rights to Purchaser or its Affiliate;

2.2. Para possibilitar a execução e a pronta conclusão da Diligência de que trata o item 2.1 acima e esta Cláusula 2.2, o Vendedor neste ato confere à Compradora plenos direitos, autoridade e poderes para acessar, examinar e avaliar os Registros Pertinentes relacionados aos Direitos Minerários, nos termos da Procuração para acesso aos Registros Pertinentes que passa a integrar o presente Contrato como Anexo II, a qual o Vendedor neste ato assina e entrega à Compradora,    devendo    o  Vendedor envidar  seus  melhores  esforços para cooperar com a Compradora na realização e conclusão da Diligência. Adicionalmente, o Vendedor deverá fornecer à Compradora, no prazo de 10 (dez) dias da assinatura deste Contrato, todos os documentos e informações adicionais requeridos pela Compradora, necessários à avaliação da situação dos Direitos Minerários e as condições de acesso às terras sobre as quais recaem os Direitos Minerários, incluindo, mas não se limitando aos documentos e informações abaixo listados, cuja disponibilização, conjuntamente com a disponibilização das informações e documentos a serem disponibilizados nos termos da Cláusula 2.1 (se e na medida em que eles tiverem de ser disponibilizados pelo Vendedor), deflagrarão o prazo de 30 dias, previsto na Cláusula 4.1(ii) abaixo::

2.2. To provide for the efficient performance and prompt completion of Due Diligence referenced in Section 2.1 above and herein, the Seller hereby grants Purchaser full rights, authority and power to access, review and evaluate the Pertinent Records related to the Mineral Rights, pursuant to the Power of Attorney For Access To The Pertinent Records attached as Schedule II to this Agreement and incorporated herein, which Seller is executing  and  delivering  to Purchaser upon execution of this  Agreement, and Seller further undertakes to use its best efforts to cooperate with Purchaser in undertaking and completing the Due Diligence. Further, Seller must provide Purchaser, within ten (10) days from the execution of this Agreement, all additional documents and information requested by Purchaser, necessary for the assessment of the Mineral Rights and the conditions of access to the lands covered by the Mineral Rights, including, but not limited to the following, which along with the information and documents required to be provided pursuant to Section 2.1 (to the extent they can and should be provided by the Seller) will, upon receipt of all such information and documents, commence the thirty day period referenced in Section 4.1(ii) below,:

(i) Dados de sondagem;	(i) Drilling data;

(ii) Sondagem fixa ou amostras globais para contraprovas (se houver);	(ii) Retained drill or core samples for retesting (if any);

(iii) Projetos e dados de engenharia (se houver);	(iii) Engineering designs and data (if any);

(iv) Estudos e dados ambientais, bem como todas e quaisquer correspondências, notificações e ações relacionadas a questões ambientais;	(iv) Environmental data and studies and any correspondence, notices or actions relating to any environmental matters;

(v) Alvarás, licenças e informações a eles relacionadas, inclusive evidência de apresentação do Relatório Final de Pesquisa contendo informações e resultados bastantes para a sua aprovação pela ANM, que por conseguinte originará o direito de requerer uma concessão de lavra relacionada aos Direitos Minerários;

(v) Permits, licenses, approvals and related information obtained from government or regulatory agencies, including evidence of the timely lodging with ANM of the Final Exploration Report containing enough information and results to ensure the report's approval by ANM and, hence, the acquisition of the right to apply for a mining concession in connection with the Mineral Rights;

(vi) Comprovação de titularidade dos Direitos Minerários;	(vi) Mineral Rights tenure and ownership or title evidence;
(vii) Todas as comunicações e intimações de órgãos governamentais;	(vii) All relevant governmental correspondence and notices;
(viii) Todas as informações relacionadas a quaisquer processos, litígios, ações, processos administrativos ou referentes a questões ambientais ou a quaisquer Direitos Minerários; e	(viii) All information relating to any disputes, litigation or government or regulatory or environmental actions relating to any individual Mineral Right; and
(ix) Quaisquer dados, mapas, contratos, autorizações, correspondência e informações relativas aos Direitos Minerários.	(ix) Any other relevant data, maps, agreements, approvals, correspondence and information pertaining to the Mineral Rights.

2.3    O Vendedor deverá cooperar com a Compradora, envidando os seus melhores esforços, para obter todos os alvarás, guias, licenças ou autorizações exigidos perante os órgãos governamentais e regulatórios, e todos os acordos ou autorizações necessários com proprietários, superficiários, posseiros ou ocupantes da terras sobre as quais recaem as áreas dos Direitos Minerários, a fim de que a Compradora tenha acesso a tais terras, de modo a realizar e concluir todas as atividades que necessitem ser realizadas para a conclusão da Diligência de forma satisfatória, conforme seu exclusivo critério, para adquirir os Direitos Minerários.

2.4. A Diligência deverá ser concluída pela Compradora no prazo de até 90 (noventa) dias a contar do recebimento de todos os documentos e informações referidos nas Cláusulas 2.1, (se e na medida em que eles tiverem de ser disponibilizados pelo Vendedor), e 2.2 acima ("Período da Diligência").

2.3 The Seller shall cooperate with Purchaser by using its best efforts to obtain all permits, licenses, authorizations or approvals required from governmental or regulatory agencies and all necessary agreements or approvals with owners, squatters and occupiers of the lands covered by the areas of the Mineral Rights, in order for Purchaser to access such lands, so as to conduct and complete all tasks necessary to conclude the Due Diligence to its satisfaction and in its sole judgment to acquire the Mineral Rights.

 2.4. The Due Diligence shall be completed  by  Purchaser  within  ninety (90) days from receipt of all documents and  information referred to in  Sections 2.1 (to the extent they can and should be provided by the Seller) and 2.2 above ("Due Diligence Period").

2.5. Caso a Compradora, durante o Período da Diligência, encontre quaisquer defeitos ou ônus materiais de qualquer espécie, incluindo, entre outros, vícios de titularidade e propriedade sobre os Direitos Minerários, ônus, royalties, participações, ou equivalentes, ações ou medidas judiciais, processos administrativos, taxas ou impostos em aberto de qualquer tipo envolvendo ou impactando os Direitos Minerários ou questões ambientais, incluindo impossibilidade de transferência de alguns dos Direitos Minerários mencionado no Anexo I, deficiências nos relatórios parciais ou finais de pesquisa, e requerimentos de lavra apresentados à ANM que possam levar à não aprovação dos relatórios, e/ou requerimentos pela ANM, considerados, a critério da Compradora, sanáveis, a Compradora notificará o Vendedor por escrito a saná- los dentro de 30 (trinta) dias do recebimento da notificação, ou dentro de período mais longo, conforme discutido e acordado entre as Partes, o que, em qualquer caso, prorrogará o Período da Diligência pelo mesmo período ("Período de Resolução")

2.5. In the event the Purchaser, during the Due Diligence Period, discovers any material defects or encumbrances of any kind, including without limitation title or  ownership  of  the  Mineral Rights defects, liens, royalties or the equivalent, government or regulatory or environmental actions or inactions, unpaid fees or taxes or claims of any kind involving or impacting the Mineral Rights, including inability to transfer some of the Mineral Rights referenced or contained in Schedule I, flaws on partial or final exploration reports, and applications for mining concessions lodged with ANM that may result in the non-approval of the reports and/or applications by ANM, considered as remediable by Purchaser at its sole discretion, Purchaser shall notify the Seller in writing to resolve them within thirty (30) days of the notification being received or within such longer period of time as discussed and agreed by the Parties, which in either event will extend the Due Diligence Period ("Resolution Period").

2.6.    Durante o Período da Diligência e o Período de Resolução, se esse último for necessário, será vedado ao Vendedor, direta ou indiretamente, considerar, aceitar, discutir ou negociar quaisquer ofertas de terceiros relativas aos Direitos Minerários, dar em garantia, transferir ou negociar  a  transferência  dos  Direitos Minerários ou qualquer participação societária em uma ou mais sociedades detentoras dos Direitos Minerários ("Participação Societária"), seja por meio de doação, venda, arrendamento, permuta ou qualquer tipo de operação que efetivamente venda, onere ou transfira a titularidade dos Direitos Minerários ou de Participação Societária.

2.6. During the Due Diligence Period and the Resolution Period, if the latter is required, the Seller is prohibited from directly or indirectly entertaining, accepting, discussing or negotiating any offers from third parties regarding the Mineral  Rights,  granting  a  security interest    in    the    Mineral    Rights, transferring or negotiating the transfer of the Mineral Rights or any ownership interest in one or more companies holding the Mineral Rights ("Ownership Interest"), whether through donation, sale, lease, exchange or any type of operation or arrangement that effectively sells, encumbers, impairs or transfers the rights or title of the Mineral Rights or Ownership Interest.

III. CESSÃO E TRANSFERÊNCIA DOS DIREITOS MINERÁRIOS	III. TRANSFER AND ASSIGNMENT OF THE MINERAL RIGHTS

3.1. A qualquer momento, até a conclusão da Diligência, a Compradora ou sua Afiliada poderão, a seu único e exclusivo critério, e mediante notificação ao Vendedor: (i) decidir não prosseguir com a aquisição dos Direitos Minerários e rescindir o Contrato ou (ii) prosseguir com a aquisição e a transferência dos Direitos Minerários, no todo ou em parte, para a Afiliada da Compradora.

3.1. At any time prior to completion of Due Diligence, Purchaser or Affiliate may in its sole judgment and absolute discretion and upon notification to Seller:

(i) withdraw from the acquisition of the Mineral Rights and terminate this Agreement or (ii) proceed with the sale and transfer of all or part of the Mineral Rights to Purchaser's Affiliate.

3.1.1 Caso a Compradora decida não prosseguir com a aquisição de todos os Direitos Minerários e rescindir o Contrato, a Compradora não fará jus à devolução das parcelas previstas nas Cláusulas 4.1(i)  e 4.1(ii)  porventura já pagas, mas nenhum  outro  valor  será  devido,  pela Compradora ou sua Afiliada, ao Vendedor, a qualquer título.

3.1.1 In case the Purchaser decides to withdraw from the acquisition of the Mineral Rights and terminate this Agreement, the Purchaser will not be entitled to a refund of the amounts that, eventually, may have already been paid under Sections 4.1(i) and 4.1(ii) below, and no amount shall be due from or payable by the Purchaser or its Affiliate to the Seller in any capacity.

3.2. No caso de a Compradora ou sua Afiliada decidir por prosseguir com a aquisição e a transferência de todos ou parte dos Direitos Minerários, o Vendedor se compromete a praticar todos os atos necessários à transferência dos respectivos Direitos Minerários a uma Afiliada indicada pela Compradora, incluindo, entre outros, o preenchimento, impressão e assinatura do(s) pré- requerimento(s) eletrônico(s) e a assinatura de instrumento de cessão evidenciando a venda e transferência dos Direitos Minerários, na forma dos Instrumentos de Cessão de Direitos Minerários que passam a integrar o presente Contrato como Anexo III ("Instrumentos de Cessão").

3.2. In the event Purchaser or its Affiliate decides to proceed with the sale and transfer of all or any of the Mineral Rights, the Seller undertakes to perform promptly all acts necessary for the sale and transfer of the respective Mineral Rights to an Affiliate appointed by the Purchaser, including, but not limited to, filling in, printing and execution of electronic requirement(s) and the execution of an assignment instrument to evidence the sale and transfer of the Mineral Rights in the form of the Mineral Rights Transfer Agreements contained in Schedule III to this Agreement and incorporated herein ("Transfer Agreements").

3.3. Todas as despesas relativas à documentação necessária para efetivar a venda e a transferência dos Direitos Minerários, tais como taxas e emolumentos comuns da ANM, devidamente documentadas, serão de inteira responsabilidade da Compradora.

3.3. All expenses  relating  to  the formal paperwork necessary to effect the sale and transfer of the Mineral Rights, such as normal, documented fees and charges payable to ANM, shall be borne by Purchaser.

3.4. Até a averbação pela ANM da transferência dos Direitos Minerários, o Vendedor deverá permanecer exclusivamente responsável por cumprir todas as obrigações legais e administrativas a eles relacionadas, incluindo, entre outros, todas as leis, regulamentos e licenças ambientais, e ainda todas as exigências e prazos determinados pelo Decreto-Lei nº 227/1967 ("Código de Mineração") e pela ANM, arcando com todos os custos necessários para tanto, para manter a titularidade válida dos Direitos Minerários, que deverão permanecer livres e desembaraçados de quaisquer royalties, ônus, reivindicações, ações ou defeitos materiais.

3.4. Until the annotation by ANM of the transfer of the Mineral Rights, the Seller shall remain exclusively responsible for fulfilling all legal and administrative obligations arising therefrom, including, without limitation, all environmental, social, labor or other laws, rules, regulations and permits, and also all requirements and deadlines set forth by Decree-Law No. 227/1967 ("Mining Code") and ANM, bearing and paying timely all costs related thereto, in order to maintain good and valid rights, title and interests in and to the Mineral Rights, which shall be free and clear from any royalties, liens, claims, actions or material defects.

3.6. Não  obstante  o  mencionado acima, o Vendedor autoriza a Compradora ou sua Afiliada a praticar todos os atos considerados necessários, a único e exclusivo critério da Compradora ou de sua Afiliada, para manter válidos, confirmar ou restabelecer os Direitos Minerários, nos termos da Procuração para Ações Necessárias que passa a integrar o presente Contrato como Anexo IV.

3.6. Notwithstanding the foregoing, Seller hereby authorizes Purchaser or its Affiliate to take all actions deemed necessary in Purchaser's or its Affiliate's sole judgment and absolute discretion, to maintain, confirm or re-establish the Mineral Rights as valid and in good standing, pursuant to the Power of Attorney for Necessary Actions contained in Schedule IV to this Agreement and incorporated herein.

3.7. O  Vendedor  deverá permanecer responsável por quaisquer reivindicações,  obrigações,  passivos ou pagamentos referentes às atividades conduzidas pelo Vendedor na área dos Direitos Minerários até a data da efetiva transferência dos Direitos Minerários à Compradora ou sua Afiliada.

3.7. The Seller shall remain liable for any claims, obligations, liabilities or payments relating to all and any activities carried out by Seller in connection with the Mineral Rights prior to the date the Mineral Rights are effectively transferred to the Purchaser or its Affiliate.

3.8. O Vendedor deverá permanecer única e exclusivamente responsável e quitar prontamente quaisquer multas ou taxas aplicadas pela ANM em relação a qualquer dos Direitos Minerários, ou por falta de pagamento de taxas anuais por hectares anteriores à efetiva transferência dos Direitos Minerários.

3.8. The Seller shall bear the sole and exclusive liability for and promptly pay for any fines or fees imposed by ANM pertaining to any of the Mineral Rights or relating to the failure to pay annual fees due and payable on dates prior to the effective transfer of the Mineral Rights.

IV. PREÇO DE AQUISIÇÃO E PAGAMENTO	IV. PURCHASE PRICE AND PAYMENT

4.1. O preço total pela aquisição e transferência dos Direitos Minerários à Afiliada da Compradora pelo Vendedor, caso todos os termos e condições acordados neste Contrato sejam satisfeitos e a Compradora concorde em prosseguir com a compra e transferência, será de US$ 27.000.000,00 (vinte e sete milhões Dólares Norte-Americanos) ("Preço de Aquisição"). O Preço de Aquisição será pago e efetuado da seguinte forma:

4.1. The total purchase price for the sale and transfer of all the Mineral Rights to Purchaser's Affiliate by the Seller in the event all terms and conditions as provided in this Agreement are satisfied and Purchaser agrees to proceed with the sale and transfer will be Twenty- Seven Million US Dollars (US$ 27,000,000.00) ("Purchase Price"). The Purchase Price will be paid and satisfied as follows:

(i) US$ 2.700.000,00 (dois milhões e setecentos mil Dólares Norte-Americanos) serão pagos pela Compradora ao Vendedor dentro de 10 (dez) dias úteis da completa assinatura deste Contrato por ambas as Partes.

(i) Two Million Seven Hundred Thousand US Dollars (US$ 2,700,000.00) will be paid by the Purchaser to the Seller within ten (10) working days after full execution of this Agreement by both Parties.

(ii) US$ 2.700.000,00 (dois milhões e setecentos mil Dólares Norte- Americanos) serão pagos, pela Compradora ou sua Afiliada ao Vendedor, 30 (trinta) dias após o início da Diligência (que começará quando todos os documentos e informações previstos nas Cláusulas 2.1 (se e na medida em que eles tiverem de ser disponibilizados pelo Vendedor) e 2.2 tiverem sido disponibilizados à Compradora pelo Vendedor), caso a Compradora não tenha exercido a sua faculdade de não prosseguir com a aquisição dos Direitos Minerários e rescindir o Contrato, conforme previsto na Cláusula 3.1(i) acima.

(ii) Two Million Seven Hundred Thousand US Dollars (US$ 2,700,000.00) will be paid by the Purchaser or its Affiliate to the Seller thirty (30) days after commencement of Due Diligence (which commencement will occur once all additional documents and information for Due Diligence referenced in Sections 2.1 (to the extent they can and should be provided by the Seller) and 2.2 have been provided by Seller to Purchaser), provided that the Purchaser has not exercised its option to withdraw from the acquisition of the Mineral Rights and terminate this Agreement as provided in Section 3.1(i) above.

(iii) US$ 21.600.000,00 (vinte e um milhões e seiscentos mil Dólares Norte- Americanos) serão pagos pela Compradora ou Afiliada ao Vendedor 10 (dez) dias úteis após da publicação, no Diário Oficial da União, da averbação, pela a ANM, da cessão do último dos Direitos Minerários transferidos,  livres  e desembaraçados de quaisquer royalties, reivindicações, ônus, ações ou defeitos materiais, de modo efetivar a venda definitiva dos Direitos Minerários à Afiliada da Compradora.

(iii) Twenty-One Million Six Hundred Thousand US Dollars (US$ 21,600,000.00) will be paid by the Purchaser or its Affiliate to the Seller ten

(10) working days after the publication, in the Official Gazette, of the last annotation of the transfer of all of Seller's right,  title  and  interest  in  and  to  the Mineral  Rights  before  ANM,  free  and clear of any royalties, claims, liens, actions or material defects, in order to effect the final sale and transfer of the Mineral Rights to Purchaser's Affiliate.

Parágrafo Único - O prazo de 30 dias previsto na Cláusula 4.1(ii) será iniciará quando os documentos e informações mencionados na Cláusula 2.4 forem disponibilizados pelo Vendedor à Compradora.	Sole Paragraph - The 30-day term set out in Section 4.1(ii) will commence when the documents and information referenced in Section 2.4 are provided by Seller to Purchaser.

4.1.1. Caso a Compradora, após o Período da Diligência e o Período de Resolução, caso este último seja necessário, exerça a faculdade prevista na Cláusula 3.1(ii) acima, decida, a seu exclusivo critério e discrição, não adquirir algum dos Direitos Minerários, tal decisão não afetará o Preço de Aquisição.

4.1.1. In case the Purchaser, following the Due Diligence Period and the Resolution Period, if the latter is required, exercises the option provided in Section 3.1(ii) above decides to refuse in Purchaser's sole judgment and absolute discretion to accept certain Mineral Rights, such decision will not affect the Purchase Price.

4.2. O Vendedor, neste ato, de forma irrevogável e irretratável, instrui a Compradora a fazer todos os pagamentos que lhe são devidos neste Contrato, conforme abaixo indicado:	4.2. The Seller hereby instructs the Purchaser to deposit all the amounts that are due to Seller under this Agreement, as follows:

Parágrafo Único - O Vendedor declara que o percentual mencionado na Cláusula 4.2(b), acima, é feito em seu benefício e refere-se a relação comercial entre                                                                                                 ., relativamente aos Direitos Minerários.

4.2.1. O Vendedor isenta a Compradora e sua Afiliada de qualquer responsabilidade em relação à realização dos pagamentos e alocação de percentuais, na forma prevista na Cláusula 4.2.

4.2.2. O comprovante de depósito ou de transferência eletrônica servirá como prova de pagamento e quitação em relação à Compradora e sua Afiliada.

Sole Paragraph - The Seller hereby represents that the percentage provided in Section 4.2 (b) above is made for the benefit of the Seller and relates to a commercial relationship between the Seller and                                                                                             , concerning the Mineral Rights.

4.2.1. The Seller releases the Purchaser and its Affiliate from any liability in connection with the making of payments and allocation of percentages, as provided in Section 4.2.

4.2.2. The receipt of a deposit or electronic transfer will serve as proof of payment by and discharge of Purchaser and its Affiliate.

4.3. O Vendedor deverá informar à Compradora sobre qualquer alteração nos  dados  bancários  em  no  máximo 5 (cinco)    dias    contados    da    data  da alteração, de sde que seja respeitado o percentual e os beneficiários dos pagamentos estabelecidos na Cláusula 4.2. A Compradora não será considerada responsável no caso de não ser capaz de fazer um pagamento no momento devido em virtude das alterações nos detalhes bancários que não tiverem sido comunicados. Nesse caso, a Compradora e sua Afiliada deverão manter todos os seus direitos previstos no presente contrato mesmo se um pagamento não tiver sido feito, e deverá fazer os pagamentos, sem nenhum aumento ou juros, assim que informada pelo Vendedor sobre os detalhes bancários corretos.

4.3.  The  Seller  shall  inform Purchaser regarding any changes to bank    account    details    as    soon as reasonably  possible  and  at  the  latest within five (5) days from any such change, provided that the percentages and the beneficiary of payments provided in Section 4.2 remain unchanged. Purchaser will not be held responsible in the event it is not able to make a payment in due time caused by changes to bank details which were not timely or properly communicated. In this event, Purchaser and its Affiliate shall maintain all of its rights under this Agreement even if a payment has not been made, and it shall make the impacted payments without any increase or interest within a reasonable time after the Seller informs Purchaser of the correct bank details.

4.4. A taxa de câmbio aplicável para a conversão dos pagamentos previstos no presente Contrato de Dólares norte- americanos para a moeda brasileira será a Ptax para a compra do Dólar Norte- Americano publicada pelo Banco Central do Brasil no dia útil anterior à data de pagamento.

4.5.  O  Vendedor  reconhece  que alguns dos pagamentos previstos na Cláusula 4.2 deste Contrato poderão ser realizados    pela    Compradora    e  sua Afiliada        mediante        transferências internacionais de recursos e que tais transferências podem levar alguns dias para serem concluídas. Assim, Compradora e sua Afiliada não estarão em violação a este Contrato e deverão preservar todos os seus direitos aqui previstos no caso de uma transferência de fundos providenciada dentro do devido prazo pela Compradora, em que a correspondente ordem ao banco tiver sido enviada ao Vendedor como prova da transferência de recursos em tal data, mesmo que os recursos sejam recebidos nas contas indicadas na Cláusula 4.2 em prazo posterior.

4.4. The applicable exchange rate in the unlikely event it becomes necessary to convert the payments provided in this Agreement from United States Dollars into Brazilian currency will be Ptax for the purchase of United States Dollars as published by the Brazilian Central Bank on the business day prior to the payment date.

4.5. The Seller acknowledges that some of the payments provided in Section 4.2 hereof to be made by Purchaser  or  its  Affiliate  may  require some days to be completed due to the international transfer of funds. Accordingly, Purchaser and its Affiliate shall not be in breach of this Agreement and shall preserve all of its rights hereunder if a given remittance is arranged by Purchaser or its Affiliate within the proper due date and the corresponding bank order is sent to the Seller as evidence of transfer of funds on such date, even though the funds may be received in the bank accounts provided in Section 4.2 at a later date.

4.6. O Vendedor, por si e por seus quotistas, herdeiros, sucessores e cessionários, neste ato renuncia expressamente a quaisquer direitos à indenização, à renda, e à participação do proprietário do solo nos resultados da lavra derivados do Código de Mineração, ou a qualquer outro pagamento ou remuneração, que possam advir do fato da Afiliada da Compradora passar a ser a titular ou cessionária dos Direitos Minerários ou de qualquer atividade promovida pela Compradora ou Afiliada na área dos Direitos Minerários ou em terras necessárias à execução de atividades  correlatas  ao  exercício  do direitos      decorrentes      dos    Direitos Minerários em que o Vendedor sejam, ou venham a ser, proprietário, posseiro, ocupante, usufrutuário ou detiver qualquer direito.

4.6. The Seller, on its own and on behalf of its quotaholders, heirs, successors and assigns, hereby expressly waives any indemnification, rent or royalty rights arising from the Mining Code, or to any other payment or remuneration that may arise from the fact that Purchaser's Affiliate becomes the owner and transferee of the Mineral Rights or from any of Purchaser's or its Affiliate's activities in the area of the Mineral Rights or on lands necessary for activities related to the realization of the Mineral Rights to which the Seller is or becomes owner, possessor, occupier or usufructuary or in which Seller has any rights.

V. OBRIGAÇÕES	V. COVENANTS

5.1. O Vendedor é  responsável  e deverá indenizar a Compradora e sua Afiliada por quaisquer perdas derivadas de atos ou omissões do Vendedor que vierem de qualquer forma a prejudicar os Direitos Minerários ou a titularidade sobre os Direitos Minerários ou sua capacidade de ceder os Direitos Minerários e, consequentemente, a validade venda e da transferência dos Direitos Minerário.

5.1. The Seller shall be liable and shall indemnify Purchaser and its Affiliate for any losses derived or resulting from acts or omissions of the Seller which may in any way, jeopardize or compromise the Mineral Rights or the sale, transfer and ownership of the Mineral Rights and, consequently, the effectiveness of the assignment and sale and transfer of the ownership of the Mineral Rights.

5.2. O Vendedor deverá, ainda, permanecer responsável e manter a Compradora e sua Afiliada isentas de responsabilidade por quaisquer reivindicações, perdas, danos, ações, obrigações ou passivos de qualquer natureza, incluindo questões ambientais, trabalhistas, fiscais e de seguro social de seus funcionários e partes contratadas, até a data de assinatura dos Instrumentos de Cessão, ou reivindicações futuras decorrentes de ou originadas de fatos que ocorreram antes da data de assinatura dos Instrumentos  de  Cessão ("Quaisquer Passivos"). O Vendedor se compromete ainda a reembolsar a Compradora e/ou sua Afiliada no caso de a Compradora e/ou sua Afiliada ser obrigada a fazer quaisquer despesas ou desembolsos como resultado de Quaisquer Passivos até a data de assinatura dos Instrumentos de Cessão, ou reivindicações futuras originadas de fatos que ocorreram antes da data de assinatura dos Instrumentos de Cessão.

5.2. The Seller shall further remain liable to and will hold Purchaser and its Affiliate harmless from any claims, losses, damages, actions, obligations or liabilities of any nature, including environmental, labor, tax and social security matters of its employees and contracted parties, until the date of execution of the Transfer Agreements, or from future claims arising or originated by facts or circumstances which took place before the date of execution of the Transfer Agreements ("Any  Liabilities").  The  Seller  further undertakes    to    reimburse  Purchaser and/or its Affiliate in the event Purchaser and/or its Affiliate is required to make bear or pay any costs or expenses or make any disbursement as a result of Any Liabilities until the date of execution of the Transfer Agreements, or for future claims originated by facts or circumstances which took place before the date of execution of the Transfer Agreements.

5.3.  O Vendedor concorda em instituir de forma gratuita todos os direitos de uso, superfície, servidão ou passagem sobre imóveis do qual seja ou possa se tornar proprietário, possuidor, ocupante, locador ou titular de direitos a qualquer título, em benefício das atividades que a Compradora e/ou Afiliada possa desejar realizar na área dos Direitos Minerários ou sobre imóveis que possam ser necessários para as atividades da Compradora e/ou Afiliada relacionadas aos Direitos Minerários (coletivamente, "Terras"). O Vendedor declara possuir direitos sobre as Terras, para a fase de pesquisa mineral, mas não para a realização de atividades de lavra. Caberá à Compradora a formalização dos acordos superficiários para a lavra de minérios, mediante remuneração a ser pactuada diretamente com os proprietários. O Vendedor se compromete a envidar seus melhores esforços para auxiliar a Compradora e sua Afiliada nas negociações para acesso a terras, para fins do desenvolvimento de atividades de lavra.

5.3. The Seller agrees to provide to Purchaser and its Affiliate at no cost to Purchaser and its Affiliate all rights of use, surface rights, possession, easements, rights of way or passage on or access to properties over which it is or may become the owner, occupant, lessor, possessor or holder of rights on any account, for the benefit of the activities that the Purchaser and/or its Affiliate may wish to conduct in the area of the Mineral Rights or in other lands, as may be required for the pursuit of exploration or development of Purchaser's and/or its Affiliate's activities related to the Mineral Rights (collectively, "Lands"). Seller represents that it has access rights over the Lands for conducting exploration works, but not for mining. Purchaser shall negotiate access to land for mining purposes upon compensation to be agreed directly with the landowners. The Seller undertakes to use its best efforts to assist the Purchaser and its Affiliate in any such negotiations for access to land for mining purposes.

5.4. Mediante solicitação de qualquer das Partes, a outra Parte tomará as medidas apropriadas conforme solicitado, fornecerá informações e documentos adicionais, bem como assinará os instrumentos que possam ser necessários ou convenientes para a implementação e assinatura deste Contrato, com base em seus termos e condições.

5.4. Upon request of either Party, the other Party will undertake appropriate action as requested, provide information and additional documents, as well as execute the instruments which may be necessary or convenient for the implementation and execution of this Agreement premised on the terms and conditions of this Agreement.

VI. DECLARAÇÕES E GARANTIAS	VI. REPRESENTATIONS AND WARRANTIES

6.1. O presente Contrato é assinado considerando a veracidade e precisão de todas as declarações e garantias concedidas pelo Vendedor à Compradora, sendo que todas estas permanecerão válidas e aplicáveis após as transferência de Direitos Minerários e durante toda a validade deste Contrato e beneficiarão a Compradora e sua Afiliada, incluindo, entre outras, as seguintes:

6.1. This Agreement is executed by Purchaser in reliance on the truthfulness and accuracy of all representations and warranties provided by the Seller, all of which representations and warranties shall survive the closing and remain valid and in effect thereafter and will benefit Purchaser and its Affiliate, including but not limited to the following:

(i) O Vendedor detém ou possui todas as autorizações e licenças necessárias para assinar este Contrato e para vender e transferir os Direitos Minerários à Afiliada da Compradora.	(i) The Seller holds or possesses all the necessary licenses and authorizations to execute this Agreement and to sell and transfer the Mineral Rights to Purchaser's Affiliate.

(ii) O Vendedor é o único e legítimo titular dos Direitos Minerários, os quais foram legalmente adquiridos e tem sido mantidos em situação válida e regular, de acordo com as leis, regras e regulações aplicáveis, e tem pleno acesso sobre os terrenos relevantes e áreas associadas com os Direitos Minerários;

(ii) The Seller is the  sole  and legitimate holder and owner of the Mineral Rights, which have been lawfully acquired and have been kept valid, regular and in good standing, in accordance with all applicable laws, rules and regulations, and has full access to the relevant lands and areas associated with the Mineral Rights;

(iii) Os Direitos Minerários  se  encontram livres e desembaraçados de todos e quaisquer gravames ou ônus judiciais ou extrajudiciais, participações, rendas, indenizações, royalties ou equivalentes, contratos de distribuição de lucros, reivindicações, defeitos materiais ou questionamentos de qualquer natureza por terceiros, incluindo qualquer autoridade pública, não havendo, no conhecimento do Vendedor, nenhum fato ou circunstância possa afetar a validade dos Direitos Minerários ou restringir a capacidade do Vendedor de vender e transferir os Direitos Minerários;

(iii) The Mineral Rights are free and clear of all judicial and extrajudicial encumbrances or liens, interests, income, indemnities, royalties or the equivalent, profit sharing agreements, claims or disputes of any kind by third parties, including any public, regulatory or governmental authority, and without material defects, and there are, to the Seller's best knowledge, no facts or circumstances which may affect the validity of or restrict Seller's ability to sell and transfer the Mining Rights;

(iv) Não existem contratos, entendimentos ou instrumentos celebrados pelo Vendedor com terceiros que possam de qualquer modo adversamente afetar os Direitos Minerários ou a capacidade da Compradora de concluir a aquisição e transferência dos Direitos Minerários a sua Afiliada;

(iv) There are no agreements, understandings or instruments executed by the Seller with third parties that may or would adversely affect in any way the Mineral Rights or Purchaser's ability to achieve the sale and transfer of the Mineral Rights to Purchaser's Affiliate;

(v)  Com  a  celebração  ou cumprimento dos termos do presente Contrato, o Vendedor não está infringindo ou criando conflito com qualquer outro contrato, entendimento ou acordo ou inadimplindo quaisquer obrigações de qualquer natureza assumidas perante terceiros ou qualquer autoridade pública; e

(v)    By entering into this Agreement  or complying with its terms and conditions, the Seller is not in breach or conflict with any other agreement, understanding or arrangement or in default of any obligation or commitment of any nature undertaken before or with third parties or with any governmental or regulatory authority; and

(vi) O Vendedor cumpre e  tem conduzido todas as atividades relacionadas aos Direitos Minerários e em sua área em conformidade com todas e quaisquer leis aplicáveis, incluindo, mas sem limitação, as leis e regulamentos ambientais, trabalhistas, previdenciários, fiscais e de mineração, inexistindo reivindicações ajuizadas em curso ou de ajuizamento iminente em nome de terceiros ou de autoridades públicas contrárias ao Vendedor sobre possíveis danos  causados  ao  meio-ambiente  ou descumprimento  de  quaisquer  leis  e regulamentos.

(vi) The Seller has complied with and has conducted all activities relating to the Mineral Rights and regarding related lands or areas in compliance with all applicable laws, rules and regulations, including, but not limited to, environmental, labor, social security, tax and mining laws, rules and regulations; there are no ongoing or imminent claims or actions taken or filed on behalf of third parties or governmental, regulatory or public authorities against the Seller in regard to the Mineral Rights dealing with potential  environmental  damages  or noncompliance with any laws, rules or regulations;

6.2. As Partes, neste ato, declaram e garantem umas às outras que:	6.2. The Parties hereby represent and warrant to each other the following:
(i) O presente Contrato é celebrado de forma irrevogável e irretratável, vinculando as Partes e seus herdeiros, sucessores e cessionários, de acordo com os termos e condições pactuados neste Contrato;	(i) This Agreement is entered into on an irrevocable and irreversible basis, binding the Parties and their successors and assigns pursuant to the terms and conditions set forth in this Agreement;

(ii) Cada uma das Partes tem conhecimento das implicações do presente Contrato, bem como dos direitos, obrigações e responsabilidades originados deste Contrato. Cada uma das Partes declara ainda que obteve aconselhamento profissional técnico e jurídico na negociação deste Contrato de e dos termos e condições aqui estabelecidos;

(ii)  Each of the Parties is aware of    the importance, implications and critical timing of this Agreement, as well as the rights, obligations and responsibilities arising therefrom. Each of the Parties further represents that it has obtained professional legal and technical advice in negotiating this Agreement and the terms and conditions addressed herein;

(iii) Cada uma das Partes tem todo direito, capacidade e autoridade necessários para celebrar o presente Contrato e cumprir suas obrigações previstas neste Contrato, e;	(iii) Each of the Parties has all necessary right, capacity and authority to enter into this Agreement and to perform its obligations and responsibilities hereunder; and

(iv) O  Vendedor  e  a  Compradora obtiveram todas as aprovações e autorizações de seus conselhos ou órgãos administrativos para celebrar e assinar o presente Contrato, de forma que seus respectivos signatários tenham o direito legal e devido de celebrar este Contrato e vincular suas respectivas organizações.

(iv) The Seller and Purchaser obtained all the approvals and authorizations of their respective boards of directors or administrative or management bodies to enter into and execute this Agreement, and to authorize their respective signatories legally and duly to enter into this Agreement and bind respective entities.

VII. CONFIDENCIALIDADE	VII. CONFIDENTIALITY

7.1. As Partes obrigam-se a manter a confidencialidade e o sigilo de todas as informações e documentos relativos aos Direitos Minerários, às identidades das Partes, à venda e cessão dos Direitos Minerários e aos termos e condições deste Contrato ("Informações Confidenciais").

7.1. The  Parties  undertake  to maintain the confidentiality and secrecy of all information and documents relating to the Mineral Rights, the identities of the Parties, the sale and transfer of the Mineral Rights and the terms and conditions of this Agreement ("Confidential Information").

7.2. Salvo se exigido pela legislação aplicável ou por uma autoridade competente, as Partes não poderão publicar, divulgar e/ou utilizar tais Informações Confidenciais ou documentos relacionados para quaisquer fins, exceto conforme exigido para o cumprimento de suas obrigações nos termos deste Contrato.

7.2. Except as required by applicable law or by a competent governmental or administrative authority, the Parties may not publish, disclose and/or use any such Confidential Information and/or related documents for any purpose, except as required to fulfill their obligations under this Agreement.

7.3. Nenhuma das Partes poderá revelar, motivar ou permitir a revelação de Informações Confidenciais, sem a autorização  prévia,  por escrito,  da outra Parte,  a  não  ser  com  o  propósito  de implementar os termos e condições previstos neste Contrato ou em cumprimento de leis ou exigências legais aplicáveis.

7.3. Neither Party may disclose, encourage or assist the disclosure of any Confidential Information, without the prior written authorization or approval of the other Party, except for the purpose of implementing the terms and conditions provided in this Agreement or in complying with applicable law or legal requirements.

7.4.    Fica assegurado à Compradora e à sua Afiliada, sem necessidade de autorização prévia do Vendedor, o direito de compartilhar Informações Confidenciais relacionadas a este Contrato e aos Direitos Minerários com consultores terceiros contratados pela Compradora ou Afiliada, com a finalidade de realizar auditorias e cálculos necessários ao processo avaliação dos Direitos Minerários, incluindo, mas não se limitando a, a realização e conclusão da Diligência mencionada nas Cláusulas 2.1 e 2.2 acima.

7.4. Purchaser and its Affiliate are entitled without the necessity of obtaining the Seller" advance authorization or approval to disclose Confidential Information related to this Agreement and the Mineral Rights to third-party consultants, legal counsel and contractors engaged by Purchaser or its Affiliate to provide assistance or perform audits and calculations deemed necessary to evaluate the Mineral Rights, including, but not limited to, the conduct and conclusion of the Due Diligence referenced in Sections 2.1 and

2.2 above.

7.5. As condições de confidencialidade previstas neste Contrato não se aplicam às informações que:	7.5. The confidentiality terms and requirements provided in this Section of the Agreement shall not apply to the following information:

(i) venham a tornar-se de conhecimento público sem que seja de responsabilidade de qualquer das Partes, seus agentes, diretores, procuradores, representantes, prepostos ou empregados;	(i) information that becomes public knowledge without the fault or responsibility of either Party, its agents, directors, attorneys, representatives, or employees;

(ii) já estavam em domínio público em momento anterior ao da assinatura deste Contrato, sem culpa de qualquer das Partes, ou que fossem conhecidas por qualquer uma das Partes (além dos termos e condições deste Contrato) antes da assinatura deste Contrato;

(ii) information already in the public domain prior to the execution of this Agreement through no fault of either Party or that was known by either Party (other than the terms and conditions of this Agreement) prior to execution of this Agreement;

(iii) sejam de comunicação obrigatória para a efetivação da transferência dos Direitos Minerários a qualquer entidade, em razão de leis ou exigências legais aplicáveis, inclusive em cumprimento de ordem judicial ou administrativa; ou

(iii) information required for the effective transfer of the Mineral Rights, or information provided in response to a mandatory command or request from a governmental or regulatory body in order to meet applicable law or legal requirements, including compliance with a judicial or administrative order; and

(iv) sejam divulgadas a empresas controladoras ou controladas pela mesma controladora de uma Parte, seus diretores e empregados desde que estes comprometam-se expressamente com os deveres de confidencialidade previstos nesta Cláusula VII em relação a Informações Confidenciais.

(iv) information disclosed to parent companies or legal entities controlled by the same parent company of a Party, its officers and employees provided that they expressly agree to adhere to the confidentiality duties provided in this Section VII regarding Confidential Information.

7.6. À exceção da efetiva transferência dos Direitos Minerários, caso qualquer das Partes seja obrigada a revelar quaisquer Informações Confidenciais relativas a este Contrato e seus termos e condições em decorrência de lei, decreto, regulamento      ou      ordem    judicial, compromete-se a, pronta e previamente notificar a outra Parte, para que esta possa buscar os meios cabíveis para evitar dita divulgação. Em não sendo possível evitar a divulgação de quaisquer dos dados ou Informações Confidenciais, a Parte que procedeu à divulgação deverá mitigar os impactos adversos provenientes de tal divulgação e manter a outra Parte pronta e devidamente informada do conteúdo revelado.

7.6.  Except  for the  effective transfer of the Mineral Rights, if either Party is required to disclose any Confidential Information pertaining to this Agreement and the terms and conditions herein as a result of a law, decree, rule, regulation or court order, it will promptly notify the other Party in writing and in advance, so that such other Party can seek the appropriate means to prevent such disclosure. If it is not possible to prevent the disclosure of any such Confidential Information, the Party that made the disclosure shall mitigate any adverse impacts of such disclosure and keep the other Party duly and promptly informed of the disclosed content.

7.7. Não obstante o acima acordado, a Comparadora, como empresa de capital abeto, poderá fazer anúncio público revelando a assinatura deste Contrato e seus termos e condições gerais. Caso contrário, quaisquer anúncios públicos ou publicidade relativos a este Contrato ou a seus termos e condições serão divulgados somente na data e do modo aprovado previamente pela Compradora, a menos que haja clara determinação para cumprimento de lei ou exigências legais, por exemplo, regulamentos de bolsa de valores.

7.7. Notwithstanding the foregoing, Purchaser as a public entity may make a public announcement disclosing the execution and delivery of this Agreement and its general terms and conditions. Otherwise, any public announcements or publicity relating to this Agreement or the terms and conditions contained herein will be disclosed only on the date and in the manner approved in advance by Purchaser, unless pursuant to a clear mandate to comply with applicable law or legal requirements, such as by way of example only, stock exchange regulations.

VIII. COMUNICAÇÃO ENTRE AS PARTES	VIII. COMMUNICATIONS BETWEEN THE PARTIES

8.1. Qualquer notificação  ou  outra forma de comunicação prevista neste Contrato deverá ser entregue por escrito, por meio de carta registrada com confirmação de recebimento ou por e- mail com confirmação de recebimento, endereçada da seguinte forma:

8.1. Any notice  or  other communication hereunder shall be given in writing, by means of registered letter, return receipt requested or by e-mail communication upon notice of receipt, addressed as follows:

(i) Para o Vendedor:	(i) To the Seller:
(ii) Para a Compradora: Energy Fuels Inc. Endereço: 82 Richmond Street East, Suite 308 Toronto, Ontario, M5C 1P1, Canada A/C: E-mail:	(ii) To the Purchaser Energy Fuels Inc. Address: 82 Richmond Street East, Suite 308 Toronto, Ontario, M5C 1P1, Canada Attention: E-mail:
IX. LEIS DE REGÊNCIA E RESOLUÇÃO DE CONFLITOS	IX. GOVERNING LAW AND DISPUTE RESOLUTION
9.1. Este Contrato será regido e interpretado de acordo com as leis da República Federativa do Brasil.	9.1. This Agreement shall be governed and construed according to the laws of Brazil.

9.2. Qualquer controvérsia, litígio, questão, dúvida ou divergência de qualquer natureza oriundo ou relacionado direta ou indiretamente a este Contrato ("Conflito") será resolvida definitivamente por meio de arbitragem, nos termos da Lei nº 9.307, de 23 de setembro de 1996, conforme venha a ser alterada ("Lei de Arbitragem), e de acordo com as disposições a seguir:

9.2. Any controversy, litigation, issue, doubt or discrepancy of any nature related, directly or indirectly, to this Agreement ("Dispute"), involving either of the Parties, shall be resolved by means of arbitration, according to Law No. 9,307, of September 23, 1996, as amended ("Arbitration Law"), and according to the following provisions:

(i) O Conflito deverá ser submetido à arbitragem perante a Câmara de Conciliação, Mediação e Arbitragem CIESP/FIESP ("Câmara"), de acordo com o Regulamento de Arbitragem da Câmara ("Regulamento"), exceto no que este for modificado pelas disposições a seguir ou vier a ser alterado neste Contrato ou, no futuro, por acordo das Partes.

(i)    The Dispute shall be submitted    to arbitration before the Câmara de Conciliação, Mediação e Arbitragem CIESP/FIESP ("Chamber"), according to the Chamber's Arbitration Rules ("Rules"), except as modified by the following provisions or as amended in this Agreement or at a future date through agreement of the Parties.

(ii)  A  arbitragem  deverá  ser conduzida no idioma inglês. A arbitragem terá sede na Cidade de São Paulo, Estado de São Paulo, onde a sentença arbitral deverá ser proferida. Nenhum dos árbitros não terão poderes para decidir qualquer conflito com base em equidade.

(ii)  The  arbitration  shall  be conducted in the English language. The arbitration shall be held in the City of São Paulo, State of São Paulo, where the arbitration award shall be rendered. Any selected or appointed arbitrator is not vested with powers to decide any Dispute on the basis of equity.

(iii) Convenciona-se que a arbitragem será conduzida por (a) árbitro único nos Conflitos com valor, considerado  aquele indicado  pela  parte  que  requereu  a instauração da arbitragem, até US$ 500,000.00, a ser indicado pelas Partes de comum acordo, sendo que, caso as Partes não entrem em acordo, o árbitro único deverá ser escolhido pelo Presidente da Câmara, nos termos do Regulamento ("Árbitro Único"); e (b) um colegiado de três árbitros nos Conflitos cujo valor envolvido supere o valor de US$ 500,000.00, sendo um indicado pelo(s) requerente(s) e outro pelo(s) requerido(s) e o terceiro árbitro a ser indicado pelos dois árbitros já indicados, os quais constituirão o colegiado de três árbitros, que serão conjuntamente referidos como "Tribunal Arbitral". Dentro de 15 (quinze) dias após a confirmação do Tribunal Arbitral pela Câmara, os dois árbitros indicados pelas partes deverão indicar o Presidente do Tribunal Arbitral, sendo certo que os árbitros definirão critério de escolha que permita a participação das Partes. Caso o Tribunal Arbitral ou qualquer das Partes deixem de proceder ou não entrem em consenso quanto à indicação do Presidente do Tribunal Arbitral, esta será realizada de acordo com o Regulamento..

(iii) It is hereby agreed that the arbitration shall be conducted by (a) a sole arbitrator in Disputes with value at or  up  to  US$500,000.00, considering the claim made by the party requesting the constitution of arbitration, to be appointed by mutual agreement of the Parties, and if the Parties do not enter into an agreement, the sole arbitrator shall be chosen by the Chairman of the Chamber, according to the Rules ("Sole Arbitrator"); and (b) a panel of three arbitrators, in Disputes with a value exceeding US $500,000 with one arbitrator appointed by the claimant(s) and one other by the respondent(s) and the third arbitrator selected by the two appointed arbitrators, thereby constituting the three arbitrator panel hereinafter referred to jointly as "Arbitral Tribunal". Within fifteen (15) days after the confirmation of the Arbitral Tribunal by the Chamber, the arbitrators appointed by the parties shall appoint the Chairman of the Arbitral Tribunal, and the arbitrators shall define the process and procedure to be followed for the participation of the Parties. In the event the Arbitral Tribunal or the Parties fail to proceed or do not agree with the nomination of the Chairman of the Arbitral Tribunal, resolution of the matter shall be carried out according to the Rules.

(iv) A arbitragem será confidencial e as Partes não deverão revelar a nenhum terceiro qualquer informação ou documentação apresentada no processo arbitral que não seja de domínio público, qualquer prova ou material produzido no processo arbitral ou qualquer ordem ou sentença emitida na arbitragem, exceto e apenas na medida em que tal revelação:

(i) decorra de força de Lei; (ii) vise a proteger um direito; (iii) seja necessária para a adoção de alguma medida judicial; ou (iv) seja necessária para a obtenção de aconselhamento legal, regulatório, financeiro, contábil ou similares. Todas e quaisquer controvérsias relativas à confidencialidade objeto desta cláusula deverão ser decididas pelo Tribunal Arbitral. Serve a presente como prova da estipulação de confidencialidade entre as Partes, na forma do artigo 189, IV do Código de Processo Civil (Lei nº 13.105, de 16 de março de 2015).

(iv) The arbitration will be confidential and the Parties shall not disclose to any third parties any information or documents lodged in the arbitral proceeding that are not otherwise in the public domain, any evidence or material produced in the arbitration proceedings or any order or award issued in the arbitration, except and only to the extent such disclosure: (i) arises from Law; (ii) aims at protecting a right; (iii) is necessary to the adoption of judicial measures or (iv) is necessary to obtain legal, regulatory, financial, accounting or similar advice. Any and all controversy relating to the confidentiality of this clause shall be decided by the Arbitral Tribunal. This provision serves as proof of stipulation of confidentiality between the Parties, pursuant to article 189, IV of the Code of Civil Procedure (Law No. 13,105, of March 16, 2015).

(v)    A sentença arbitral alocará entre  as Partes no Conflito, de forma proporcional à sucumbência com relação ao mérito do Conflito, a responsabilidade (i) pelo reembolso das taxas e demais valores devidos, pagos ou reembolsados à Câmara, (ii) dos honorários e demais valores devidos, pagos ou reembolsados ao Árbitro Único, (iii) dos honorários e demais    valores    devidos,    pagos  ou reembolsados  aos  peritos,  tradutores, intérpretes, estenotipistas e outros auxiliares eventualmente designados pelo Tribunal Arbitral, e (iv) de eventual indenização por litigância de má-fé. O Tribunal Arbitral não condenará qualquer das Partes a pagar ou reembolsar (i) honorários contratuais ou qualquer outro valor devido, pago ou reembolsado pela parte contrária a seus respectivos advogados, assistentes técnicos, tradutores, intérpretes e outros auxiliares;

(ii) honorários de sucumbência; e (iii) qualquer outro valor devido, pago ou reembolsado pela parte contrária com relação à arbitragem, a exemplo de despesas com fotocópias, autenticações, consularizações e viagens.

(v)  The  Arbitral  Tribunal  shall  allocate between the parties, according to the loss-of-suit proportionality criteria, the payment and reimbursement of (i) fees and other amounts due, paid or reimbursed to the Chamber, (ii) fees and other amounts due, paid or reimbursed to the Sole Arbitrator, (iii) fees and other amounts due, paid or reimbursed to experts,  translators,  interpreters, steno typists, and other assistants that may be designated by the Arbitral Tribunal, and (iv) any indemnification for malicious prosecution. The Arbitral Tribunal shall not make an award for any of the Parties to pay or reimburse (i) contractual fees or any other amount due, paid, or reimbursed by the adverse party to its attorneys, experts designated by them, translators, interpreters, and other assistants, and (ii) loss-of-suit fees; and (iii) any other amount due, paid, or reimbursed by the adverse party with respect to the arbitration, for example expenses incurred regarding copies, certifications, legalizations and travel.

(vi) As decisões da arbitragem serão consideradas finais e definitivas pelas Partes e seus sucessores a qualquer título, não cabendo contra elas qualquer recurso, ressalvados os pedidos de correção e esclarecimentos previstos na Lei de Arbitragem e no Regulamento. O Tribunal Arbitral fica autorizado a proferir sentenças parciais caso entenda necessário ou apropriado.

(vi) The arbitral awards shall be deemed final and conclusive by the Parties and their successors, and shall not allow appeal against them, except for requests for correction and clarifications set forth in the Arbitration Law and the Rules. The Arbitral Tribunal is hereby authorized to render partial awards in case it deems such awards necessary or appropriate.

(vii)  Sem  prejuízo  da  presente cláusula arbitral, as Partes elegem o foro da  Comarca  de  São  Paulo,  Estado de São Paulo, renunciando a qualquer outro, por mais privilegiado que seja, para processar e julgar quaisquer demandas relativas (i) à instituição da arbitragem (artigo 7º da Lei de Arbitragem); e (ii) à concessão de tutelas provisórias anteriormente à instauração do Tribunal Arbitral.

(vii) Without adverse effects to this arbitration provision, the Parties choose the courts in the Judicial District of São Paulo, State of São Paulo, as the sole competent courts, to the exclusion of all others, however special or privileged they may be, to prosecute and rule on claims relating to (i) the constitution of arbitration (Article 7 of the Arbitration Law); and (ii) the granting of interim relief before constitution of the Arbitral Tribunal.

(viii) A concessão de qualquer tutela provisória deverá ser informada pela Parte que requerer a medida à Câmara quando da apresentação do requerimento de arbitragem. O Tribunal Arbitral, quando devidamente constituído, poderá confirmar, modificar ou suspender tutelas provisórias porventura concedidas pelo Poder Judiciário. Uma vez devidamente instaurado, o Tribunal Arbitral terá competência exclusiva para a decretação de quaisquer tutelas provisórias.

(viii) The granting of any interim relief shall be informed by the Party that requested relief to the Chamber when lodging the request for arbitration. The Arbitral Tribunal, when properly constituted, may confirm, modify or stay the effects of interim relief granted by the Judiciary. Once properly instated, the Arbitral Tribunal will have exclusive jurisdiction to grant any interim relief.

X. DISPOSIÇÕES GERAIS	X. MISCELLANEOUS

10.1. Cessão. A Compradora poderá livremente ceder os direitos e obrigações decorrentes deste Contrato, ou a ele relacionados a quem desejar. O Vendedor não poderá ceder os direitos e obrigações decorrentes deste Contrato.

10.1. Assignment. Purchaser may freely assign the rights and obligations arising out of or relating to this Agreement at its will. The Seller may not assign rights and obligations arising out of this Agreement.

10.2. Alterações. Quaisquer alterações aos termos deste Contrato somente serão válidas e efetivas se realizadas por escrito e assinadas pelas Partes.	10.2. Amendments. This Agreement shall be amended only upon execution of an amendment in writing executed by the Parties

10.3 Acordos Anteriores.  Este Contrato constitui o acordo integral entre as Partes, cancelando ou substituindo quaisquer outros acordos anteriores, orais ou escritos, entre as Partes, em relação à matéria aqui contida.

10.3 Entire Agreement. This Agreement contains the entire agreement between the Parties and revokes and replaces any other understandings between the Parties in connection with the matters contemplated herein whether oral or in writing.

10.4. Tolerância. Nenhum atraso ou falha por parte de qualquer das Partes no exercício de qualquer direito, nem qualquer exercício parcial de qualquer direito, deverá operar como uma renúncia ou impedir qualquer outro exercício de qualquer direito previsto neste Contrato. Nenhuma renúncia será válida contra qualquer Parte, a menos que feita por instrumento escrito e assinado pela Parte contra a qual se busca a execução de tal renúncia e apenas na medida do expressamente indicado em tal renúncia.

10.4. Waiver. No delay or failure on  the part of either Party hereto in exercising any right hereunder, nor any partial exercise of any right hereunder, shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. No waiver will be valid against either Party unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent as expressly specified therein.

10.5. Nulidade e Inexequibilidade. A nulidade ou inexequibilidade de quaisquer dispositivos deste contrato não afetará  as  suas  demais  disposições. Nesse  caso,  as  Partes  envidarão seus melhores esforços para negociar, de boa- fé, a substituição de tais disposições nulas ou inexequíveis por outra de conteúdo similar e com os mesmos efeitos, na medida do possível.

10.5. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect its other provisions. In this case, the Parties shall use their best efforts to negotiate, in good faith, a replacement of such invalid or unenforceable provision or provisions with similar content and with the same effect as much as reasonably possible.

10.6. Idioma. Este Contrato é celebrado simultaneamente em português e inglês. Em caso de qualquer conflito ou mal entendido entre as duas versões, a versão em inglês prevalecerá.

10.6. Language. This Agreement is entered into simultaneously in the Portuguese and English languages. In case of any conflict, dispute or misunderstandings between the two language versions, the English version shall prevail.

ASSIM, ESTANDO JUSTAS E CONTRATADAS, as Partes assinam este instrumento em 3 (vias) vias de idêntica forma e teor, para um só efeito, na presença das 2 (duas) testemunhas abaixo assinadas.	IN WITNESS WHEREOF, the Parties execute this instrument in four (3) counterparts of equal form and content, for one sole effect, in the presence of the two (2) undersigned witnesses.

[Intencionalmente em branco. Página de assinaturas a seguir]	[Intentionally left blank. Signature page to follow]

(Página de assinaturas do Contrato de Avaliação de Direitos Minerários, Promessa de Cessão de Direitos Minerários e Outras Avenças celebrado por e entre G-4 Esmeralda Ltda. e Energy Fuels Inc., em 19 de maio de 2022)

(Signature page of the Mineral Rights Purchase Agreement entered into and executed by and between G-4 Esmeralda Ltda. and Energy Fuels Inc., on May 19, 2022)

G-4 Esmeralda Ltda.

Por/By:
Cargo/Title:
Por/By:
Cargo/Title:

Energy Fuels Inc.

Por/By:
Cargo/Title:

Testemunhas/Witnesses:

Nome/Name:	Nome/Name:
CPF:	CPF:

ANEXO I

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SCHEDULE I

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ANEXO II	SCHEDULE II
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ANEXO III	SCHEDULE III
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ANEXO IV	SCHEDULE IV
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